GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta
 Vice President, Secretary
   and General Counsel

                                    December 30, 1999


TO:    GLENBROOK LIFE AND ANNUITY COMPANY
       NORTHBROOK, ILLINOIS  60062

FROM:  MICHAEL J. VELOTTA
       VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:    FORM N-4 REGISTRATION STATEMENT
       UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940 FILE NO. 033-62203, 811-07351

     With reference to the Registration Statement on Form N-4 filed by Glenbrook Life and Annuity Company (the "Company"), as depositor, and Glenbrook Life and Annuity Company Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, marketed as the AIM Lifetime PlusSM Variable Annuity. I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of December 30, 1999:

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
-------------------------
Michael J. Velotta
Vice President, Secretary and
  General Counsel